EXHIBIT 4.1

                           QUINTEK TECHNOLOGIES, INC.

                              2004 STOCK BONUS PLAN


                                 PURPOSE OF PLAN

         WHEREAS, the purpose of this 2004 Stock Bonus Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company.

                          TERMS AND CONDITIONS OF PLAN
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         1.       DEFINITIONS.

                  Set forth below are definitions of capitalized terms that are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

                  (a) AFFILIATE - The term "Affiliate" is defined as any person controlling the Company, controlled by the Company, or under common control with the Company.

                  (b) AWARD - The term "Award" is collectively and severally defined as any Award Shares granted under this Plan.

                  (c) AWARD SHARES - The term "Award Shares" is defined as shares of Common Stock granted by the Plan Committee in accordance with Section 6 of this Plan.

                  (d) BOARD - The term "Board" is defined as the Board of Directors of the Company, as such body may be reconstituted from time to time.

                  (e) COMMON STOCK - The term "Common Stock" is defined as the Company's common stock, no par value.

                  (f) COMPANY - The term "Company" is defined as Quintek Technologies, Inc., a California corporation.

                  (g) DISPOSED - The term  "Disposed" (or the  equivalent  terms
 "Disposition" or "Dispose") is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons;
 (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient of the Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

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                  (h) ELIGIBLE  PERSON - The term  "Eligible  Person"  means any
 Person who, at a particular time, is an employee or consultant to the Company or an Affiliate who provides bona fide services or consulting services to the Company or the Affiliate, PROVIDED, HOWEVER, no Award hereunder may be granted to any Person in connection with the provision of any services incident to the raising of capital or promotion or maintenance of a market for the Company's securities.

                  (i) FAIR MARKET VALUE - The term "Fair Market Value" means the fair market value as of the applicable valuation date of the Award Shares, or other shares of Common Stock, as the case may be, to be valued (the "Subject Shares"), determined by the Plan Committee in its good faith judgment, but in no event shall the Fair Market Value be less than the par value of the Subject Shares.

                  (j) ISSUED SHARES - The term "Issued Shares" is defined as shares of Common Stock issued pursuant to the terms of this Plan.

                  (k) PERSON - The term "Person" is defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

                  (l) PLAN - The term "Plan" is defined as this 2004 Stock Bonus Plan.

                  (m) PLAN COMMITTEE - The term "Plan Committee" is defined as that Committee appointed by the Board to administer and interpret this Plan as more particularly described in Section 3 of the Plan; PROVIDED, HOWEVER, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

                  (n) RECIPIENT - The term "Recipient" is defined as any Eligible Person who, at a particular time, receives the grant of an Award.

                  (o) SECURITIES ACT - The term "Securities Act" is defined as the Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

         2.      TERM OF PLAN.

                  This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the one (1) year anniversary of the date this Plan became effective. No grants of Options or Issued Shares shall be made under this Plan before the date this Plan becomes effective or after the date this Plan terminates; PROVIDED, HOWEVER, that (i) all Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and (ii) all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

         3.       PLAN ADMINISTRATION.

                  (a) PLAN COMMITTEE.

                           (i) The Plan shall be administered and interpreted by
                  a committee consisting of two (2) or more members of the Board;

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                           (ii) Members of the Plan  Committee may resign at any
                  time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

                           (iii) If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret the Plan and take such other actions as the Plan Committee is authorized to take hereunder.

                (b) POWER TO MAKE AWARDS. The Plan Committee shall have the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

                           (i) Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards and grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

                           (ii) Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary including, without limitation, any vesting and repurchase conditions placed upon grants of Award Shares; and

                           (iii) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and


                  In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                  (c) INTERPRETATION OF PLAN. The Plan Committee shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

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         4.       STOCK POOL.

                  (a) MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN. Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued as a grant of Award Shares shall not exceed 202,389 shares of Common Stock (the "Stock Pool").

                  (b) DATE OF AWARD. The date an Award is granted shall mean the date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

         5.        AWARD SHARES.

                  (a) GRANT. The Plan Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("Award Shares") allotted by the Plan Committee. The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

                  (b) PURCHASE PRICE AND MANNER OF PAYMENT. The Plan Committee, in its sole discretion, may grant Award Shares in any of the following instances:

                           (i) as a "bonus" or "reward" for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

                           (ii) as "compensation" for the previous performance or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of his services), and the value of such Award Shares received (together with the value of such services or attainment of goals attained by the Recipient), may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares on the date of grant; or

         6.       ADJUSTMENTS.

                  (a) SUBDIVISION OR STOCK DIVIDEND. If (i) outstanding shares of Common Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and (ii) conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such combination, be proportionately increased, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

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                  (b) CAPITAL REORGANIZATION OR RECLASSIFICATION;  CONSOLIDATION
OR MERGER. In case of any capital reorganization or any reclassification of Common Stock (other than a recapitalization hereinabove described in Section 10(a), or the consolidation, merger, combination or exchange of shares with another entity, or the divisive reorganization of the Company, the Company may appropriately adjust the number of shares of Common Stock in the Pool which may be issued under the Plan, and any and all other matters deemed appropriate by the Plan Committee.

                  (c) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF BOARD. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

                 (d) NO OTHER RIGHTS TO RECIPIENT. Except as expressly provided in this Section 10, (i) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


         7.       AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.

                  (a) AMENDMENT, MODIFICATION OR TERMINATION OF PLAN. The Board may amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; PROVIDED, HOWEVER no such action may adversely alter or impair any Award previously granted under this Plan without the consent of each Recipient affected thereby.


                  (b) COMPLIANCE WITH LAWS. The Plan Committee may at any time or from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing Sections 400 to 420 of the Code}). PROVIDED, HOWEVER, no such modification may, without the consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

         8.       WITHHOLDING TAXES.

                  As a condition of the grant of any Award and/or exercise of any Option, as the case may be, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise.

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